Exhibit 4.18

ACCESS AGREEMENT

FOR

KIGOSI GAME RESERVE

BETWEEN

THE DIRECTOR OF WILDLIFE, WILDLIFE DIVISION, MINISTRY OF NATURAL RESOURCES AND TOURISM

OF

THE UNITED REPUBLIC OF TANZANIA

AND

TANZANIA AMERICAN INTERNATIONAL DEVELOPMENT CORPORATION (2000) LIMITED

TABLE OF CONTENTS

This Access Agreement is made on 10th day of December 2012.

BETWEEN

The Director of Wildlife, Wildlife Division, Ministry of Natural Resources and Tourism, of P.O.Box 9372, Dar es Salaam hereinafter referred to as "the Authority" (which expression shall include its successors and assignees) of the one part,

AND

Tanzania American International Development Corporation (2000) Limited, a subsidiary company of Tanzanian Royalty Exploration Corporation with established registered office at Plot No. 263 Chato Street, Regent Estate, P.O. Box 33407, Dar es Salaam, Tanzania, Telephone +255 (22) 227 2511, Telefax +255 (22) 227 2510 hereinafter referred to as "Tanzam" (which expression shall include its successors and assignees) of the other part.

WHEREAS:

A. Tanzam wishes to continue its exploration of an area referred to as the Northern Mining Block of the Kigosi Game Reserve (the "Kigosi Area", as hereinafter defined), and subject to those prospecting licenses more particularly described on Annex A, with a view to identifying developable precious metal resources in that area, and the Authority is prepared to permit such exploration on the terms provided for herein.

B. Tanzam and the State Mining Corporation of the United Republic of Tanzania ("Stamico") have agreed to form a joint venture to be owned as to fifteen (15%) percent by Stamico and eighty-five (85%) percent by Tanzam for the purpose of developing and taking to commercial production such viable resources as may be identified by the exploration which will be conducted by Tanzam following the entering into of this Agreement.

C. Tanzam has obtained Prospecting Licences from the Commissioner of Minerals for undertaking mineral exploration in the Kigosi Area. Copies of the Exploration Licences are attached hereto as Annex A and has caused an Environmental Impact Assessment (EIA) to be conducted. Copy of the Environmental Impact Assessment Report is attached as Annex B;

D. Tanzam was granted a permit to undertake mineral prospecting in Kigosi Game Reserve way back in 2005 before the coming into force of the Wildlife Conservation Act, 2009 and has invested over United States Dollars Thirteen Million, Six Hundred Thousand (USD $ 13,600,000) in the Kigosi Area Project. Tanzam has applied for an extension of the permit to access the Kigosi Area and has expressed willingness to undertake the exploration rights granted hereto in accordance with the terms and conditions described in this Agreement; and

E. The Authority has accepted to grant the access permit on the terms and conditions hereinafter appearing.

NOW THEREFORE in consideration of the covenants and agreements contained herein, the Authority and Tanzam agree as follows:

ARTICLE 1
INTERPRETATION

1.1 Definitions. In this Agreement, the following capitalized terms shall have the meanings set forth below:

(1) **"Affiliate",** with respect to the relationship between two or more Persons, a Person is deemed to be an Affiliate of another Person if one of them is Controlled by the other or if both are Controlled by the same Person. "Affiliated" carries a corresponding meaning to Affiliate.

(2) **"Agreement"** means this Access Agreement, as amended, supplemented, restated and replaced from time to time.

(3) **"Business Day"** means any day, except Saturdays, Sundays and gazetted public holidays on which banks are generally open for business in Tanzania.

(4) **"Control",** with respect to the relationship with a Person, means:

(a) if that Person is a corporation, the holding (other than by way of security) of securities that Person to which are attached more than 50% of the votes that may be cast for the election of directors and those votes are sufficient, if exercised, to elect a majority of the board of directors; or

(b) if that Person is not a corporation, the right, directly or indirectly, to direct or cause the direction of the management of the affairs of that Person, whether by ownership of interests or otherwise;

and **"Controlled by", "Controls", "Controlling"** and **"Controlled"** and similar words have corresponding meanings, except that a Person which Controls a corporation or a Person that is not a corporation ("the second-mentioned Person") shall be deemed to Control a corporation or a Person that is not a corporation which is Controlled by the second-mentioned Person, and so on.

(5) **"Director"** means the Director of Wildlife.

(6) **"Effective Date"** means the date when this Agreement is signed by both Parties.

(7) **"Force majeure"** has the meaning provided for in Article 9.

(8) **"Game Reserve"** means the Kigosi Game Reserve declared under the *Wildlife Conservation Act*, which game reserve is located on lands which include the Kigosi Project Area as defined herein.

(9) **"Governmental Ministry"** means any domestic or foreign government, whether federal, provincial, state, territorial, local, regional, municipal or other political jurisdiction, and any agency, Ministry, instrumentality, court, tribunal, board, commission, bureau, arbitrator, arbitration tribunal or other tribunal, or any quasi-governmental or other entity, insofar as it exercises a legislative, judicial, regulatory, administrative, expropriation or taxing power or function of or pertaining to government over Tanzam.

(10) **"Hours of darkness"** means the period commencing at 6:30 p.m on any day and expiring at 5:30 on the following day.

(11) **"Kigosi Project Area"** means the lands subject to the licences set out in Annex A and illustrated in the map Annex C.

(12) **"Mining Act"** means the *Mining Act 2010* and 2009 Regulations made thereunder of the United Republic of Tanzania.

(13) **"Ministry"** means the Authority of Natural Resources and Tourism of the United Republic of Tanzania.

(14) **"Party"** means at any time any Person who is then a party to and bound by this Agreement and "Parties" means all of them.

(15) **"Person"** is to be broadly interpreted and includes an individual, a corporation, a partnership, a joint venture, a trust, an association, an unincorporated organization, a regulatory body or agency, a government or Governmental Ministry, including a ministry, an executor or administrator or other legal or personal representative, or any other juridical entity.

(16) **"Tanzam"** means Tanzania American International Development Corporation (2000) Limited, which is wholly owned by Tanzanian Royalty Exploration Corporation.

(17) **"Wildlife Conservation Act"** means the Wildlife Conservation Act, No. 5 of 2009 and Regulations made thereunder, of the United Republic of Tanzania.

1.2 **Construction.** This Agreement has been negotiated by each Party with the benefit of legal representation, and any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not apply to the construction or interpretation of this Agreement.

1.3 Certain Rules of Interpretation. In this Agreement:

(a) The division into Articles and Sections, and the insertion of headings and the Table of Contents are for convenience of reference only and do not affect the construction or interpretation of this Agreement.

(b) The expressions "hereof", "herein", "hereto", "hereunder", "hereby" and similar expressions refer to this Agreement as a whole and not to any particular portion of this Agreement.

(c) Unless specified otherwise or the context otherwise requires:

(i) references to any Article, Section or Schedule are references to the Article or Section of, or Schedule to, this Agreement;

(ii) "including" or "includes" means "including (or includes) but is not limited to", and shall not be construed to limit any general statement preceding it to the specific or similar items or matters immediately following it;

(iii) "the aggregate of", "the total of", "the sum of", or a phrase of similar meaning means "the aggregate (or total or sum), without duplication, of;

(iv) references to any legislation, statutory instrument or regulation, or a Section thereof, are references to the legislation, statutory instrument, regulation or Section as amended, restated and in effect from time to time; and

(v) words in the singular include the plural and vice-versa, and words in one gender include all genders.

1.4 Computation of Time. In this Agreement, unless specified otherwise or the context otherwise requires:

(a) a reference to a period of days is deemed to begin on the first day after the event that started the period and to end at 5:00 p.m. on the last day of the period, but if the last day of the period does not fall on a Business Day, the period ends at 5:00 p.m. on the next succeeding Business Day;

(b) all references to specific dates mean 5:00 p.m. on the dates;

(c) all references to specific times shall be references to East African time; and

(d) with respect to the calculation of any period of time, references to "from" mean "from and excluding" and references to "to" or "until" mean "to and including".

1.5 Performance on Business Days. If any action is required to be taken pursuant to this Agreement on or by a specified date that is not a Business Day, the action is valid if taken on or by the next succeeding Business Day.

1.6 Currency. In this Agreement, unless specified otherwise, references to shilling and dollar amounts "Tshs" or "US $" are to Tanzanian Shillings and United States Dollars, respectively.

ARTICLE 2
PERMIT TO PROSPECT FOR MINERALS

2.1 General.

Tanzam and/or its Affiliates are holders of the prospecting licenses described in Annexture A and issued under the Mining Act. Tanzam is obliged under Section 95-(1)(c) of the Mining Act to secure written consent of the Authority having control over any game reserve declared under the Wildlife Conservation Act, the Kigosi Project Area is located within such a Game Reserve, and the Authority is the Authority whose consent is required for this purpose.

2.2 Actions Permitted to be taken in Northern Hunting Block-Kigosi Game Reserve.

The Authority hereby grants to Tanzam permission, pursuant to the prospecting licenses held by Tanzam and/or its Affiliates, to undertake mineral prospecting and exploration in the area located within the Northern Hunting Block of the Kigosi Game Reserve and defined herein as the Kigosi Project Area: to cut open access and tracks, along specified transects for purposes of mineral exploration only; to install machinery, plant and equipment necessary to carry out the exploration, to drill, and to employ all necessary mechanisms in furtherance of mineral exploration, collection of soil and rock samples, and as provided for in the Mining Act, granted that the mechanisms are not excessively destructive of the environment. Further, Tanzam is permitted to carry out of the Kigosi Project Area, soil and rock samples for further laboratory and scientific analysis.

2.3 Conditions Precedent to effectiveness of Agreement

2.3.1 The grant of the Prospecting permit by the Authority is conditional upon Tanzam's satisfaction and fulfilment of the terms and conditions as stipulated in the Mining Act, No. 15 of 2010 and its regulations. This Access Agreement does not in any way exempt Tanzam from adhering to the provisions of the Mining Act and any other relevant laws relating to mining.

2.3.2 The entry into force of this Access Agreement shall further be subject to the fulfilment by Tanzam of the following conditions and the Authority shall have no obligation to act on the Access Agreement unless the following conditions are fulfilled;

(i) Tanzam shall have prepared and delivered to the Authority a detailed Environmental and Social Management Plan (ESMP) acceptable to the Authority that sets out specific actions that must be taken to ensure that it complies with all applicable legislation, and International standards, and appropriately addresses the impacts and impact mitigation. Emphasis being given to the following:

a) Environmental Training, awareness and assigning responsibilities for environmental management to employees, contractors and visitors;

b) Environmental emergency preparedness and response planning and implementation;

c) Air resources management;

d) Water resources management;

e) Land and soil management that includes progressive rehabilitation plans;

f) Flora and fauna resources management;

g) Aesthetic and visual resource management;

h) Noise and vibration management;

i) Materials and waste management;

j) Health and safety management.

(ii) Tanzam shall have obtained all Applicable Permits, including but not limited to permits, licences, authorisations and certifications specified in the Mining Act, Wildlife Regulations, trade licences, revenue Ministry certifications and water licenses.

(iii) Tanzam shall have submitted to the Authority an Environmental Impact Assessment relating to its proposed management and development of the Kigosi Project Area;

(iv) The Authority shall have received the concession fees and the arrears specified in the Clause 3 hereof;

(v) Adequate arrangements shall have been made with respect to the treatment of the Authority's employees engaged in the day to day management of the Kigosi Project Area on the Effective Date.

2.4 Description of the Area.

The prospecting area is within the Kigosi Game Reserve and the boundaries are demarcated in the map attached hereto as Annex "C".

2.5 Conditions of Entry.

The permit granted pursuant to Clause 2.2 of this Agreement is subject to the conditions described below:

(1) **Duration:** The access permit granted under this Agreement shall take effect on the Effective Date and shall subsist for the period of two (2) years which may be renewed subject to the duration of the respective prospecting licenses held by Tanzam. .

(2) **Personnel/Agents:** Tanzam's personnel, agents and servants, including geologists, contractors and other agents of up to fifty (50) persons shall be allowed to enter and remain in the Game Reserve at any particular time and should the dictates of the exploration activities demand, more personnel or agents or servants may be allowed to enter and remain in the Game Reserve at any particular time.

(3) **Other Activities:** In the event of issuance of any hunting licence or permit to conduct any form of wildlife utilisation in the Kigosi Project Area, Tanzam together with the person granted wildlife user right shall jointly agree on the modalities of working together without affecting the operations of another. In case of disagreement the matter shall be referred to the Director for directives.

(4) **Hours of Entry:** Tanzam's personnel, agents and servants shall have unrestricted access to the Kigosi Project Area, in the event of any movements or activities during the hours of darkness, Tanzam shall be required to obtain a written consent from the Project Manager Kigosi Game Reserve or the Director.

(5) **Quarterly Reports:** Tanzam shall provide to the Director quarterly reports showing the number of personnel, agents and servants who entered the Game Reserve, the number and type of equipment and plant brought into the Game Reserve, and any installations and the location thereof for purposes of exploration.

ARTICLE 3
FEES

3.1 Tanzam shall pay to the Director a Concession fee of United States Dollars One Hundred Five Thousand Only (US$ 105,000.00) annually which is the fee for the utilization of the Kigosi Project Area. The first instalment shall become due and payable on the Effective Date and shall be due on each anniversary of the effective date and the second instalment thereof shall become due and payable on or before the 31st March, of each year.

3.2 Tanzam shall pay to the Director arrears of the concession fees amounting to United States Dollars One and Seven Thousand Only (US$ 107,000.00) on the effective date.

3.3 The rate of fees payable under Article 3.1 shall be reviewed after every three (3) years.

3.4 Notwithstanding the above fees Tanzam shall be obliged to pay other statutory fees as prescribed in other laws relating to environment and mining activities.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES

4.1 Tanzam represents and warrants to the Authority that it is a body corporate duly incorporated, organized and validly subsisting under the laws of the United Republic of Tanzania and it has full power and Ministry to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by the Agreement;

4.2 Each party represents and warrants to the other that:

(a) the execution and delivery of the Agreement and the agreements and transactions contemplated herein will not violate or result in the breach of laws of any jurisdiction applicable or pertaining thereto in force as at the date hereof; and

(b) it has the capacity to enter into and perform this Agreement and all transactions contemplated herein and that all corporate and other actions required to authorize it to enter into and perform this agreement have been duly taken.

The representations and warranties set forth above shall remain in force for the benefit of the Parties as given for the duration of this Agreement.

ARTICLE 5
DEFAULT

If at any time Tanzam is in default of the terms of this Agreement, the Director may issue written notice (the "initial notice") to Tanzam requiring Tanzam to rectify the defect within such period of time as the Director shall indicate in such notice but which period shall not in any event not be less than thirty (30) days. Should Tanzam fail to cure the defect within the specified period the Director shall be entitled to issue notice (the "final notice") of his intention to withdraw the approval and authorization constituted by this Agreement upon the expiry of three months after the issuance of such final notice. Notwithstanding the foregoing, if the nature of the default is such that it is not amenable to being cured within thirty (30) days or such longer period as may be specified in the initial notice, Tanzam shall be deemed no longer to be in default hereunder if, on the expiry of the cure period specified in the initial notice, it has taken steps to commence curing such default and is diligently proceeding to do so. In addition, the liability of Tanzam under this Article shall be subject to Force majeure as provided in Article 9.

ARTICLE 6
THIRD PARTY RIGHTS

6.1.1 Tanzam may sub-contract the performance of some of its obligations under this Agreement from time to time provided that:

(a) Notwithstanding such sub-contracts, Tanzam shall remain solely responsible to the Authority for the performance of its obligations hereunder;

(b) Tanzam shall remain in compliance with and shall require all of its Contractors to comply with all Applicable Laws, including but not limited to labour codes, workers' safety regulations and environmental protection.

ARTICLE 7
OBLIGATIONS AND UNDERTAKINGS

7.1 In addition to and not in derogation or substitution of any of the obligations set out elsewhere in this Agreement, the Parties agree and undertake as under:

(a) General Obligations of Tanzam

Tanzam shall at its own expense:

(i) investigate, study, plan, design appropriate manuals for and operate and maintain the Kigosi Project Area in accordance with the provisions of this Agreement, Good Industry Practice and Applicable Laws;

(ii) obtain all Applicable Permits in conformity with the Applicable Laws and be in compliance therewith at all times during the existence of this Agreement;

(iii) procure and maintain in full force and effect, as necessary, appropriate proprietary rights, licences, agreements and permissions for materials, methods, processes and systems used in or incorporated in Tanzam's operations;

(iv) ensure and procure that each subcontract entered into by Tanzam contains provisions that would entitle the Authority or a nominee of the Authority to step into such sub-contract at the Authority's discretion, in place and substitution of Tanzam in the event of Termination pursuant to this Agreement;

(v) provide necessary assistance to all persons whom the Authority may at any time nominate to supervise and/or monitor Tanzam's obligations assumed under this Agreement;

(vi) prepare and furnish to the Authority reports on a regular basis relating to Tanzam's undertakings with regard to the social responsibility programme;.

(vii) appoint, supervise, monitor and control the activities of any Contractor under this Agreement and ensure that all Contractors abide by the provisions of this Agreement;

(viii) make efforts to maintain harmony and good industrial relations among the personnel employed in connection with the performance of Tanzam's obligations under this Agreement;

(ix) develop, implement and administer a surveillance and safety programme for the operations of the Kigosi Project Area, Tanzam's equipment and the Contractors' personnel engaged in the provision of any services under any of the sub-contracts, including correction of safety violations, deficiencies and taking of all other

actions necessary to provide a safe environment in accordance with Applicable Laws and Good Industry Practice;

(x) take all reasonable precautions for the prevention of accidents on or about the Kigosi Project Area and provide all necessary and emergency medical aid to accident victims;

(xi) not to place or create nor permit any Contractor or other person claiming through or under Tanzam to create or place any Encumbrance over all or any part of the Kigosi Project Area assets, or on any rights of Tanzam therein, save and except as expressly set forth in this Agreement;

(xiii) ensure that the Kigosi Project Area remains free from encroachment and take all steps necessary to remove encroachments, if any;

(xiv) abide by all specifications and standards issued from time to time by the Authority in relation to the maintenance of the Area;

(xv) undertake, do and perform all acts, deeds and things as may be necessary or required to adhere to the Environmental and Social Management Plan (ESMP), Environmental Impact Assessment (EIA) and to abide by Good Industry Practice in the discharge of Tanzam's obligations pursuant to this Agreement;

(xvi) designate and appoint competent officers or representatives, as Tanzam may deem appropriate, to discharge Tanzam's obligations hereunder and to be responsible for all necessary exchange of information required pursuant to this Agreement;

(b) Ancillary Obligations

Tanzam shall:

(ii) perform, fulfil and observe all obligations rules and regulations imposed or to be imposed on the operators of wildlife by or under the Wildlife Act or any statutory modification or extension thereof or substitution of the same for the time being in force so far as the same may extend or be applicable to any wildlife or wildlife operations within the Mining Area and ensure conservation and protection of natural Biodiversity, ecosystems function and environmental considerations including soil conservation and watershed regulation;

(iii) pay all present and future taxes, rates and assessments and all other charges and outgoings whatsoever upon or in respect of the Mining and liberties granted under this Agreement.

(iv) not divert stop or dam the rivers, streams, watercourses, springs or water so as to interfere with the present supply of water to the prejudice of the Villages Communities or any person entitled to use the same and not to throw or permit or suffer to be polluted the said rivers or streams flowing through the Kigosi Project Area or do or permit to be done anything that may cause such pollution or be injurious to the habitat; and

(v) construct and maintain according to the Environmental Management Plan roads for the conveyance of the Kigosi Project Area.

7.2 Access by the Authority

Tanzam, for itself and its assigns and to the extent that this obligation may continue throughout the existence of this Agreement and any extension thereof, shall, at all times, permit the Authority or its authorised agents and officers of any Governmental agency having jurisdiction over the Kigosi Project Area including those concerned with safety, security or environmental protection, at all reasonable times to enter upon inspect and examine the Kigosi Project Area and any installations thereon for the purposes of ascertaining the condition thereof and the manner of managing the same or for any other reasonable purposes and to take samples, plans and measurements necessary for their examination and for the purposes aforesaid to have all necessary assistance from the workers and staff of Tanzam.

7.3 Obligations of the Authority

The Authority shall:

(i) hand over the Kigosi Project Area together with all sketch plans;

(ii) provide necessary assistance to Tanzam in securing Applicable Permits;

(iii) grant in a timely manner all such approvals, permissions and authorisations that Tanzam may require or is obliged to seek from the Authority in connection with the management and development of the Kigosi Project Area and the general performance of Tanzam's obligations under this Agreement;

(iv) ensure peaceful use of the Kigosi Project Area by Tanzam under and in accordance with the provisions of this Agreement without let or hindrance from the Authority or persons claiming through or under it.

7.4 Natural Covenants

The Parties recognise and undertake to each other that it is their common intention to realise the objective of this Agreement through the discharge of their respective obligations hereby assumed .In that regard the Parties agree as follows;

7.4.1 Tanzam shall submit semi-annual and annual reports to the Authority about its operations in Kigosi Project Area, covering such areas as short-term management plans, records of gold ounces delineated, prospecting operation areas, replanted/rehabilitated areas, land use and land condition, planned expansion, comprehensive biodiversity surveys, employee records, financial statements and community development participation.

7.4.2 The Authority may at any time request Tanzam to provide additional information it reasonably deems appropriate for the proper exercise of its powers of inspection and supervision in order to ensure compliance with the Environmental Impact Assessment. In this regard the Authority may appoint an agent or agencies to exercise its rights hereunder and such agent or agents shall have like rights of access to the Kigosi Project Area and Tanzam's detailed plans.

7.4.3 All the technical data and plans released by Tanzam to the Authority under this Agreement shall be recognised by the Authority as confidential and, except as provided herein, shall belong to Tanzam. Such information shall at all times and for all purposes be held by the Authority in a confidential manner and shall not, without the prior written consent of Tanzam:

(i) be disclosed by the Authority or its agents to any person, firm or corporation, except those Ministry employees or agents who are required to utilise such information in connection with the supervision of Tanzam's obligations hereunder during the existence of this Agreement and any extension thereof, and

(ii) be disclosed to any person firm or corporation or copied or used by the Authority, its employees or agents at any time following the expiration of this Agreement or early termination thereof, except where such use is necessary in order to maintain the operations of the Kigosi Project Area after the expiry of this Agreement.

ARTICLE 8
GENERAL

8.1 Remedies Cumulative.

The rights and remedies of the Parties under this Agreement are cumulative and in addition to and not in substitution of any rights or remedies provided in law.

8.2 Entire Agreement.

This Access Agreement constitutes the entire agreement between the Parties pertaining to the subject matter of this Agreement and supersedes all prior correspondences, agreements, negotiations, discussions, and understanding if any, written or oral.

8.3 Time of Essence.

Time is of the essence of this Agreement.

8.4 Amendment.

This Agreement may be supplemented, amended, restated or replaced only by written agreement signed by each Party.

8.5 Waiver of Rights.

Any waiver of, or consent to depart from, the requirements of any provision of this Agreement shall be effective only if it is in writing and signed by the Party giving it, and only in the specific instance and for the specific purpose for which it has been given. No failure on the part of any Party to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver of that right. No single or partial exercise of any such right shall preclude any other or further exercise of that right or the exercise of any other right.

8.6 Governing Law and Language.

This Agreement shall be governed by, and interpreted and enforced in accordance with; the laws of the United Republic of Tanzania and the language of the Agreement shall be English.

8.7 Term.

This Agreement shall come into force and effect as of the Effective Date shall continue in force until the earlier of:

a) The date on which one Shareholder holds all of the Shares; and

b) The date on which this Agreement is terminated by written agreement of all of the Shareholders.

8.8 Notices.

8.8.1 Any notice, demand or other communication (in this Sub-section 8.8, a "**notice**") required or permitted to be given or made under this Agreement must be in writing and is sufficiently given or made if:

a) Delivered in person and left with a receptionist or other responsible employee of the relevant Party at the applicable address set forth below;

b) Sent by prepaid courier service or (except in the case of actual or apprehended disruption of postal service) mail; or

c) Sent by facsimile transmission, with confirmation of transmission by the transmitting equipment (a "**Transmission**").

In the case of a notice to the Authority, addressed to:

The Director of Wildlife, Wildlife Division, Ministry of Natural Resources and Tourism of the United Republic of Tanzania,
Mpingo House, Nyerere/Pugu Road,
P.O.Box 9372,
DAR ES SALAAM, TANZANIA.
Telephone: +255 22 2864230
Telefax: +255 22 2864234

In the case of a notice to Tanzam, addressed to:

Tanzania American International Development Corporation (2000) Limited
263 Chato Street, Regent Estate
DAR ES SALAAM, TANZANIA
Telephone: +255-222-772511
Telefax: +255-222-7725110

with a copy to Tanzanian Royalty Exploration Corporation addressed to it at:

Tanzanian Royalty Exploration Corporation
99 Amenia Union Road
Sharon, Connecticut
U.S.A. 06069
Telephone: 860-364-1830
Telefax: 860-364-0673

8.8.2 Any notice sent in accordance with this Sub-section 12.9 shall be deemed to have been received:

a) If delivered prior to or during normal business hours on a Business Day in the place where the notice is received, on the date of delivery;

b) If sent by mail, on the fifth Business Day in the place where the notice is received after mailing, or, in the case of disruption of postal service, on the fifth such Business Day after cessation of that disruption;

c) If sent by facsimile during normal business hours on a Business Day in the place where the Transmission is received, on the same day that it was received by Transmission, on production of a Transmission report from the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the relevant facsimile number of the recipient; or

d) If sent in any other manner, on the date of actual receipt; except that any notice delivered in person or sent by Transmission not on a Business Day or after normal business hours on a Business Day, in each case in the place where the notice is received, shall be deemed to have been received on the next succeeding Business Day in the place where the notice is received.

8.8.3 Any Party may change its address for notice by giving notice to the other Parties.

8.9 **Inurement and Assignment.**

This Agreement shall inure to the benefit of, and shall be binding on, the Parties and their respective heirs, administrators, executors, legal representatives, successors and permitted assigns. Except as specifically permitted by this Agreement, no Party may assign any of its rights and obligations under this Agreement.

8.10 **Further Assurances.**

Each of the Shareholders shall vote and act at all times as a shareholder of the Company and in all other respects use reasonable efforts to take all steps, execute all documents and do all such acts and things as may be reasonably within its power to implement to their full extent the provisions of this Agreement and to cause the Company to act in the manner contemplated by this Agreement.

8.11 **Counterparts.**

This Agreement may be executed in two counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one agreement. Delivery of an executed counterpart of this Agreement by facsimile or transmitted electronically in legible form,

including without limitation in a tagged image format file (TIFF) or portable document format (PDF), shall be equally effective as delivery of a manually executed counterpart of this Agreement.

ARTICLE 9
FORCE MAJEURE

9.1 Any non-performance or delay in performance by any Party hereto of any obligations under this Agreement shall, except for the payment of monies due under this Agreement, be excused if and to the extent that such non-performance or delay is caused by *Force majeure* as defined under Article 9.2.

9.2 In this Agreement, the term *"Force majeure"* shall mean any event beyond the reasonable control of the Party claiming to be affected by such event and which has not been brought about at its instance and which has caused such non-performance or delay in performance and, without limitation to the generality of the foregoing, includes natural phenomena or calamities, epidemics, wars, invasions, blockade, riots, strikes but not limited to Acts of God, restrictions imposed by any Governmental Ministry (including the denial or cancellation of export or other necessary licenses), but such restrictions shall not include the termination of Tanzam's access rights under this Agreement in accordance with Article 5.

9.3 (a) where the Authority or Tanzam is claiming suspension of its obligations on account of *Force majeure*, the Authority or Tanzam, as the case may be, shall promptly notify the other Party in writing of the occurrence thereof giving particulars of the event and the likely effect on gold operations.

(b) the Authority or Tanzam, as the case may be, shall promptly notify the other Party affected as soon as the event of *Force Majeure* has been removed or no longer prevents it from carrying out its obligations hereunder. Following such notice, the Authority or Tanzam, as the case may be, shall resume gold production as soon as possible thereafter.

9.4 Where the Authority or Tanzam is prevented from exercising any rights or performing any obligations under this Agreement due to *Force Majeure* such additional period as may be agreed with the Parties or as may be reasonably required shall be added to the time allowed under this Agreement for the performance of such obligation and for the performance of any obligation or the exercise of any right dependent thereon.

9.5 Without prejudice to the other provisions of this sub article where the *Force Majeure* event subsists for more than fourteen (14) days the Parties shall forthwith meet to discuss the consequences of the event of *Force Majeure* and the course of action to be adopted in the circumstances

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement on the date first above written.

SIGNED, sealed and delivered for and on behalf of the **Wildlife Division, Ministry of Natural Resources and Tourism**

....

Name: A.H. Songorwa
Title: Director of Wildlife

SEALED with the *Common Seal* of **Tanzania American International Development Corporation (2000) Limited**

....

Name: James Edwin Sinclair
Title: President & CEO

....

Name: Joseph Kulwa Kahama
Title: Chairman & COO (Tanzania)

In the Presence of:

Name: Meinrad T. R
Signature: ....
Designation: Ag. Head of Legal Unit

In the Presence of:

Name: Pius Maluliyati Dominic
Signature: ....
Designation: CHIEF ACCOUNTANT

ANNEX "A"
LIST OF EXPLORATION LICENCES FOR KIGOSI PROJECT AREA

The Kigosi Project Area comprises areas of licences or intended licences located in areas known generally as Northern Hunting Block of the Kigosi Game Reserve and which are defined in reference to the following corner coordinates:

BN		PL or Appl. #	Former PL					Sq.Km.
15	Kigosi	2040/02	936/98		A	03°26'30"	31°30'00"	
					B	03°26'30"	31°33'30"	
	Under				C	03°28'14"	31°33'30"	
	application				D	03°28'14"	31°30'00"	20.7
16	Kigosi	1775/01	947/98		A	03°24'00"	31°35'00"	
	Under				B	03°24'00"	31°37'00"	
	application				C	03°25'22"	31°37'00"	
					D	03°25'22"	31°34'27"	
					E	03°25'00"	31°34'27"	
					F	03°25'00"	31°35'00"	10
17	Kigosi	1796/01	1223/99		A	03°24'00"	31°37'00"	
	Under				B	03°24'00"	31°39'30"	
	application				C	03°26'30"	31°39'30"	
					D	03°26'30"	31°37'00"	21.43
18	Kigosi	2449/04	1400/99		A	03°30'00"	31°33'46"	
	Under				B	03°30'00"	31°35'00"	
	application				C	03°32'00"	31°35'00"	
					D	03°32'00"	31°33'46"	8.5
-18	Kigosi	HQP-	2449/04		A	03°30'00"	31°32'30"	
		19970			B	03°30'00"	31°33'46"	
					C	03°32'00"	31°33'46"	
					D	03°32'00"	31°32'30"	8.6
19	Kigosi	2191/03	1251/99		A	03°32'00"	31°34'17"	
	Under				B	03°32'00"	31°35'00"	
	application				C	03°30'00"	31°35'00"	
					D	03°30'00"	31°37'00"	
					E	03°33'00"	31°37'00"	
					F	03°33'00"	31°38'00"	
					G	03°34'00"	31°38'00"	
					H	03°34'00"	31°34'17"	35.6
-19	Kigosi	HQP-	2191/03		A	03°34'00"	31°38'00"	
		17983			B	03°34'00"	31°38'00"	
					C	03°37'00"	31°34'17"	38

BN		PL or Appl. #	Former PL					Sq.Km.
					D	03°37'00"	31°37'00"	
20	Kigosi	6240/09	1180/98; 1854/01	Luhwaika	A	03°33'50"	31°41'08"	
					B	03°33'50"	31°43'50"	
					C	03°37'30"	31°43'50"	
					D	03°37'30"	31°41'08"	33.78
45	Kigosi	6273/09	66/92; 1853/01		A	03°24'00"	31°42'15"	
					B	03°24'00"	31°43'37"	
					C	03°25'10"	31°43'37"	
					D	03°25'10"	31°42'15"	5.44
72	Kigosi	5665/09	2019/02; 3070/05	Igunda	A	03°42'00"	31°33'00"	
					B	03°42'00"	31°38'00"	
					C	03°45'00"	31°38'00"	
					D	03°45'00"	31°35'00"	
					E	03°47'51"	31°35'00"	
					F	03°47'51"	31°33'00"	70.62
96	Kigosi	2833/04	1192/98; 1762/01		A	03°25'10"	31°40'53"	
					B	03°25'10"	31°42'15"	
					C	03°26'04"	31°42'15"	
					D	03°26'04"	31°40'53"	4.2
-96	Kigosi Under application	HQP-17012	2833/04		A	03°25'10"	31°39'30"	
					B	03°25'10"	31°40'53"	
					C	03°27'00"	31°40'53"	
					D	03°27'00"	31°39'30"	8.69
-96	Kigosi Under application	HQP-20923	2833/04		A	03°26'04"	31°40'53"	
					B	03°26'04"	31°42'15"	
					C	03°27'00"	31°42'15"	
					D	03°27'00"	31°40'53"	4.34
125	Kigosi	3507/05	2019/02	Igunda	A	03°37'30"	31°41'30"	
					B	03°37'30"	31°45'00"	
					C	03°41'12"	31°45'00"	
					D	03°41'12"	31°41'30"	44.18
-125	Kigosi	HQP-19131	3507/05		A	03°41'12"	31°38'00"	
					B	03°41'12"	31°45'00"	
					C	03°45'00"	31°45'00"	
					D	03°45'00"	31°38'00"	87.7
-125	Kigosi	HQP-22389	3507/05		A	03°37'30"	31°38'00"	
					B	03°37'30"	31°41'30"	
					C	03°41'12"	31°41'30"	
					D	03°41'12"	31°38'00"	44.18
149	Kigosi	2925/04	1223/99;		A	03°30'42"	31°39'07"	5.45

BN		PL or Appl. #	Former PL					Sq.Km.
			1796/01		B C D	03°30'42" 03°32'30" 03°32'30"	31°40'00" 31°40'00" 31°39'07"	
- 149	Kigosi	HQP- 21081	2925/04		A B C D E F	03°30'42" 03°30'42" 03°32'30" 03°32'30" 03°33'00" 03°33'00"	31°37'00" 31°39'07" 31°39'07" 31°38'00" 31°38'00" 31°37'00"	10.12
157	Kigosi	2927/04	947/98; 1775/01		A B C D E F	03°25'27" 03°25'27" 03°25'00" 03°25'00" 03°25'55.8" 03°25'55.8"	31°30'00" 31°32'00" 31°32'00" 31°32'30.5" 31°32'30.5" 31°30'00"	4.89
- 157	Kigosi	HQP- 21107	2927/04		A B C D	03°25'55.8" 03°25'55.8" 03°26'30" 03°26'30"	31°30'00" 31°32'30.5" 31°32'30.5" 31°30'00"	4.88
159	Kigosi	3178/05	1180/98; 1854/01	Luhwaika	A B C D E F	03°32'30" 03°32'30" 03°34'28" 03°34'28" 03°35'28.5" 03°35'28.5"	31°38'00" 31°39'33" 31°39'33" 31°41'08" 31°41'08" 31°38'00"	21.27
- 159	Kigosi	HQP- 21615	3178/05		A B C D	03°35'28.5" 03°35'28.5" 03°37'30" 03°37'30"	31°38'00" 31°41'08" 31°41'08" 31°38'00"	21.73
162	Kigosi	3181/05	66/92; 1853/01		A B C D	03°24'00" 03°24'00" 03°24'32" 03°24'32"	31°40'53" 31°42'15" 31°42'15" 31°40'53"	2.95
- 162	Kigosi	HQP- 18147	3181/05		A B C D	03°24'00" 03°24'00" 03°25'10" 03°25'10"	31°39'30" 31°40'53" 31°40'53" 31°39'30"	5.5

BN		PL or Appl. #	Former PL					Sq.Km.
- 162	Kigosi	HQP- 21618	3181/05		A B C D	03°24'32" 03°24'32" 03°25'10" 03°25'10"	31°40'53" 31°42'15" 31°42'15" 31°40'53"	2.95
187	Kigosi	4275/07	936/98; 2040/02	Msasa	A B C D	03°28'17.5" 03°28'17.5" 03°30'00" 03°30'00"	31°33'30" 31°37'00" 31°37'00" 31°33'30"	20.5
- 187	Kigosi	HQP- 21574	4275/07		A B C D	03°26'30" 03°26'30" 03°28'17.5" 03°28'17.5"	31°33'30" 31°37'00" 31°37'00" 31°33'30"	21.47
192	Kigosi	4278/07	1251/99; 2191/03		A B C D	03°34'31" 03°34'31" 03°37'00" 03°37'00"	31°31'55.5" 31°34'17" 31°34'17" 31°31'55.5"	20
- 192	Kigosi	HQP- 21531	4278/07		A B C D	03°32'00" 03°32'00" 03°34'31" 03°34'31"	31°30'00" 31°34'17" 31°34'17" 31°30'00"	37.01
207	Kigosi	4632/07	947/98; 1775/01		A B C D	03°25'22" 03°25'22" 03°26'30" 03°26'30"	31°34'27" 31°35'44" 31°35'44" 31°34'27"	4.96
212	Kigosi	4838/07	1223/99; 1796/01		A B C D E F	03°26'30" 03°26'30" 03°27'30" 03°27'30" 03°28'36" 03°28'36"	31°37'00" 31°39'30" 31°39'30" 31°40'00" 31°40'00" 31°37'00"	19.79
216	Kigosi	4938/08	1180/98; 1854/01		A B C D	03°35'21" 03°35'21" 03°37'30" 03°37'30"	31°43'50" 31°46'32" 31°46'32" 31°43'50"	20
224	Kigosi	5094/08	66/92; 1853/01		A B C D	03°24'00" 03°24'00" 03°25'10" 03°25'10"	31°43'37" 31°45'00" 31°45'00" 31°43'37"	5.51

BN		PL or Appl. #	Former PL					Sq.Km.
242	Kigosi	5369/08	2019/02; 3070/05	Igunda	A	03°45'00"	31°44'40"	
					B	03°45'00"	31°52'25"	
					C	03°47'51"	31°52'25"	
					D	03°47'51"	31°49'00"	
					E	03°47'40"	31°49'00"	
					F	03°47'40"	31°44'40"	73
- 242	Kigosi	HQP-25277	5369/08		A	03°45'00"	31°52'25"	
					B	03°45'00"	32°00'00"	
					C	03°47'51"	32°00'00"	
					D	03°47'51"	31°52'25"	73
244	Kigosi	5598/08	1400/99; 2449/04		A	03°30'00"	31°30'00"	
					B	03°30'00"	31°32'30"	
					C	03°32'00"	31°32'30"	
					D	03°32'00"	31°30'00"	17.06
258	Kigosi	6449/10	947/98; 1775/01; 2927/04		A	03°25'00"	31°32'30.5"	
					B	03°25'00"	31°34'27"	
					C	03°26'30"	31°34'27"	
					D	03°26'30"	31°32'30.5"	9.94
259	Kigosi	6455/10	2925/04		A	03°28'36"	31°37'00"	
					B	03°28'36"	31°40'00"	
					C	03°30'42"	31°40'00"	
					D	03°30'42"	31°37'00"	21.5
264	Kigosi	6564/10	1180/98; 1854/01; 3178/05		A	03°32'30"	31°39'33"	
					B	03°32'30"	31°47'00"	
					C	03°37'30"	31°47'00"	
					D	03°37'30"	31°46'32"	
					E	03°33'50"	31°46'32"	
					F	03°33'50"	31°41'08"	
					G	03°34'28"	31°41'08"	
					H	03°34'28"	31°39'33"	43.15
301	Kigosi	7548/12	936/98; 2040/02		A	03°28'14"	31°30'00"	
					B	03°28'14"	31°33'30"	
					C	03°30'00"	31°33'30"	
					D	03°30'00"	31°30'00"	21.1

ANNEX B
ENVIRONMENTAL IMPACT ASSESSMENT REPORT

ANNEX C
MAP OF KIGOSI PROJECT AREA